Exhibit 0.04

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 24, 2013, by and between GREENESTONE HEALTHCARE CORPORATION, a Colorado corporation, (“Seller”) with headquarters located at 5734 Yonge Street, Suite 300, North York, Ontario, Canada M2M 4E7 (the “Company”), and Kirk Moulton and Valorrie Moulton , at 12716 South 83rd Court, Palos Park, Illinois, 60464 (the “Buyer”). The Buyer should be Joint tenant with right of survivorship.

W I T N E S S E T H:

WHEREAS, Seller desires to sell to the Buyer 500,000 of shares of Seller’s common stock (the “Common Stock”) and warrants to purchase common stock (the “Warrants” and together with the Common Stock, the “Securities” or the “Units”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1.                  Sale and Purchase of the Common Stock and Warrants.

1.1              Sale and Purchase.

Subject to the terms and conditions of this Agreement, Seller shall issue to Buyer, and Buyer shall purchase from Seller, for the Purchase Price per share of $0.85, for each Unit consisting of 1 shares of Common Stock and 1 Warrant (a Form of which is provided hereto in Exhibit A.)

1.2              Purchase Price and Payment.

(a)                Purchase Price. The purchase price of one share of Common Stock shall be US$0.085 (the “Purchase Price”). Each Warrant shall be exercisable for three years from the date of this agreement, at an exercise price of US$0.15 per share, and shall be in the form of Exhibit C hereto.

(b)               Payment of Purchase Price. Upon the execution of this Agreement, the Purchase Price for the Unit shall be delivered by the Buyer via federal funds wire transfer(s) of immediately available funds, in accordance with written instructions on Exhibit B. All funds received in connection with any purchase of Securities hereunder shall be deposited directly with the Seller.

2.                  Closing. (a) The closing of the sale and purchase of the Securities hereunder (the “Closing”) shall be deemed to take place at the offices of Seller, at 4:00 p.m., local time, on the date hereof, or at such later time or date as the Buyer and Seller may mutually agree in writing. The date upon which the Closing shall occur is herein called the “Closing Date”. (b) The Closing shall not take place until such time as the Buyer have agreed to purchase Securities for an aggregate Purchase Price of $42,500.00.

3.                  Representations and Warranties of Seller. Except as set forth on the disclosure schedules delivered to Buyer herewith (the “Disclosure Schedules”) which includes the latest filing of the Company on its 3rd Quarter filed on Form 10-Q, also available at : www.SEC.gov and delivered to Buyer contemplated the Capitalization Table provided herewith, Seller hereby represents and warrants to the Buyer as follows:

3.1              Subsidiaries. Seller has no direct or indirect subsidiaries, other than anything disclosed in its SEC reports.

3.2              Organization and Qualification. Seller is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its state of organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Seller is not in violation or default of any of the provisions of its articles or certificate of incorporation or bylaws. Seller is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets or business of Seller, or (iii) a material adverse effect on Seller’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to Seller’s Knowledge, no legal proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. “Seller’s Knowledge” and “Knowledge Of Seller” shall mean the actual knowledge of Seller’s executive officers after reasonable inquiry.

3.3              Authorization; Enforcement. Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Seller and no further action is required by Seller, its board of directors or its stockholders in connection therewith.

3.4              No Conflicts. The execution, delivery and performance of the Transaction Documents by Seller and the consummation by Seller of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of Seller’s articles or certificate of incorporation or bylaws

3.5              Filings, Consents and Approvals. Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Seller of the Transaction Documents, other than filings in compliance with U.S. federal and state securities laws and Canadian securities laws.

3.6              Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by Seller other than restrictions provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, such Securities will be restricted securities, however, free and clear of all liens imposed by Seller other than restrictions provided for in the Transaction Documents. Seller has reserved from its duly authorized capital stock a number of shares of Common Stock sufficient for the Warrants to be exercised in full.

3.7              Capitalization. The capitalization of Seller is as set forth in its SEC filings as provided and made available with the Securities and Exchange Commission through EDGARD filings.

3.8              Financial Statements. The audited financial statements of Seller as of December 30, 2012 are as set forth in the 10-K filed on March 31, 2013, and unaudited are also made available with the Company’s September 30, 2013 10-Q. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and fairly present in all material respects the financial position of Seller as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

3.9              Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Seller, threatened against or affecting Seller or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have a Material Adverse Effect. Neither Seller nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

3.10          Compliance. Seller (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Seller under), nor has Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) to Seller’s Knowledge, is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.11          Regulatory Permits. To Seller’s Knowledge, Seller possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as is presently conducted, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Seller has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.12          Insurance. Seller is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Seller is engaged and for companies similar in size to Seller. Seller has no reason to believe that Seller will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue Seller’s business without a significant increase in cost.

3.13          Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in the Transaction Documents, no registration under the Securities Act of 1933, as amended (the “Act”), is required for the offer and sale of the restricted Securities by Seller to the Buyer as contemplated hereby.

3.14          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Aside from legal hourly expenses for outside the scope of its ongoing legal work to its outside securities counsel JSBarkats, PLLC. The Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.15          No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Seller to arise, between Seller and the accountants and lawyers formerly or presently employed by Seller.

3.16          No General Solicitation. Neither Seller nor any person acting on behalf of Seller has offered or sold any of the Securities by any form of general solicitation or general advertising. Seller has offered the Securities for sale only to the Buyer and certain other “accredited investors” within the meaning of Rule 501 under the Act.

3.17          Acknowledgment Regarding Buyer’s Purchase of Securities. Seller acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. Seller further acknowledges that Buyer is not acting as a financial advisor or fiduciary of Seller (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Buyer’s purchase of the Securities. Seller further represents to Buyer that Seller’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by Seller and its representatives.

4.                  Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

4.1              Due Existence; Authority. If the Buyer is a company, it is a duly organized legal entity, validly existing and in good standing under the laws of the state of its organization and has the requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Buyer is a partnership, syndicate or other form of unincorporated organization, the Buyer has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Buyer is a natural person, the Buyer has obtained the age of majority and has the legal capacity and competence to execute this Agreement.

4.2              Enforceability. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

4.3              Investment Representations. The Buyer is acquiring the Securities, and any capital stock issuable upon exercise of the Securities, for the Buyer’s own account, for investment and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof. The Buyer (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Securities, (ii) is able to bear the economic risks (including, a complete loss) involved in purchasing the Securities and has the adequate means of providing for its current needs and contingencies, (iii) has had the opportunity to ask questions of, and receive answers from, Seller and persons acting on Seller’s behalf concerning Seller’s business, management, and financial affairs and the terms and conditions of the Securities.

4.4              1933 SEC Act. The Buyer acknowledges that (i) it has received and had the opportunity to review the most recent corporate filings with the SEC of the Seller, and (ii) it has reviewed the 10-K, including, without limitation, the description of business and risk factors with respect to Seller as set forth in the 10-K. The Buyer acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Buyer, the Buyer’s attorney and/or the Buyer’s accountant as set forth in Rule 502 of Regulation D under the Act and that all records and books of Seller were available during reasonable business hours at Seller’s principal place of business. The Buyer and/or its adviser(s) have had a reasonable opportunity to ask questions of and receive answers from Seller, or a person or persons acting on its behalf, concerning the terms and conditions of the offering of the Securities, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the Buyer.

4.5              Accredited Investor; Residence. The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act. The jurisdiction referred to under “Address” in Exhibit A attached hereto is the Buyer’s residence or place of business and is not created or used solely for the purpose of acquiring the Securities and the Buyer is not purchasing the Securities for the account or benefit of any person in any jurisdiction other than such jurisdiction;

4.6              THE BUYER RECOGNIZES THAT AN INVESTMENT IN SELLER IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, AND THAT PURCHASERS OF SECURITIES COULD LOSE THEIR ENTIRE INVESTMENT.

4.7              Certain Securities Matters. In reliance upon the Buyer’s representations and warranties in this Agreement, neither the offering nor the sale of the Units has been registered under the Act or any state securities laws or regulations. The Buyer was not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertising, including the following: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio; or (ii) to the knowledge of the Buyer, any seminar or meeting whose attendees had been invited by any general advertising. The Buyer has not received or been provided with a prospectus, offering memorandum or sales or advertising literature and the Buyer’s decision to purchase the Securities was not based upon and the Buyer has not relied upon any verbal or written representations as to fact made by Seller or any other person but that the Buyer’s decision was based upon the information about Seller that is publicly available.

4.8              Liquidity. The Buyer must hold the Securities indefinitely unless the sale or transfer thereof is subsequently registered under the Act or an exemption from such registration is available. The Buyer may not subsequently sell, assign, pledge, or otherwise transfer the Securities except: (i) pursuant to an effective registration statement registering the securities under the Act and/or applicable state securities laws, or (ii) pursuant to the opinion of JSBarkats PLLC as counsel, which is the only satisfactory to Seller, that such registration under the Act and/or such state securities laws is not required to effect such subsequent sale, assignment, pledge, or other transfer, and Buyer may need to comply with Section 16.

4.9              Legend. The following legend referring to the foregoing restrictions will be set forth on certificates representing the Securities, as set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

4.10          Certain Prohibited Persons. The Buyer is not a person or entity (a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise. Neither the Buyer nor any Person who owns an interest in the Buyer (collectively, a “Purchaser Party”) is a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. Section 5312, as amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

4.11          Source of Funds. The Buyer has taken such measures as are required by law to assure that the funds used to pay to Seller the Purchase Price are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

4.12          Certain Legislation. To the best of the Buyer’s knowledge, neither the Buyer nor any Purchaser Party, nor any Person providing funds to the Buyer: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA Patriot Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq. (the “Bank Secrecy Act”), the Trading with the Enemy Act, 50 U.S.C. Appendix, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

4.13          Bank Act. The Buyer is in compliance with any and all applicable provisions of the Patriot Act including, without limitation, amendments to the Bank Secrecy Act. If the Buyer is a Financial Institution, it has established and is in compliance with all procedures required by the Buyer and the Bank Secrecy Act.

4.14          Covenants of Purchasers Not to Short Stock. The Buyer, on behalf of itself and its affiliates, hereby covenants and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of Seller, including, without limitation, shares of Common Stock that will be received as a result of the exercise of the Warrants.

5.                  Further Assurances. Each of the parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby. Each party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consents required in connection herewith.

6.                  Miscellaneous.

6.1              Publicity. Subject to the requirements of the applicable securities laws, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Buyer and Seller jointly and only after the filing of the report on Form 8-K.

6.2              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Seller:

Attn: Sunny J. Barkats, Esq.,

At F: 646-607-5544

With a copy (which copy shall not constitute notice) to:

Shawn Leon

President

GreeneStone Healthcare Corporation

5734 Yonge Street, Suite 300

Toronto, Ontario

M2M 4E7

(ii) If to the Buyer:

Kirk Moulton

12716 South 83rd Court

Palos Park, Illinois

60464

6.3              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.4              Expenses. Seller and the Buyer shall, bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders, and accountants.

6.5              Acknowledgment; Waiver of Conflicts. Buyer acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Buyer understands that Seller has been represented in the preparation, negotiation and execution of this Agreement by JSBARKATS PLLC, counsel to Seller, and that JSBARKATS PLLC has not represented Buyer or any stockholder, director or employee of Seller or any Investor in the preparation, negotiation and execution of this Agreement. Buyer and Seller acknowledge that JSBARKATS PLLC has in the past represented and is now or may in the future represent Buyer or its affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Buyer or their affiliates in matters of a nature similar to those contemplated by this Agreement. Buyer and Seller hereby acknowledges that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Seller: GreeneStone Healthcare Corporation By: Name: Shawn Leon Title: President
Buyer: Kirk Moulton and Valorrie Moulton By: Name: Kirk Moulton By: Name: Valorrie Moulton

APPENDIX A

THIS APPENDIX MUST BE COMPLETED BY BUYER THAT IS RESIDENT IN THE UNITED STATES OF AMERICA

NAME OF BUYER: Kirk Moulton and Valorrie Moulton

I. PLEASE INITIAL THE SPACE AFTER THE DEFINITION OF “ACCREDITED INVESTOR” THAT APPLIES TO YOU. (ONLY ONE SPACE NEEDS TO BE INITIALED.)

(i)                 Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000._____X____________

(For purposes of calculating an investor’s net worth, “net worth” is defined as the difference between total assets and total liabilities, including home, home furnishings, and personal automobiles.)

(ii)               Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. __________

(iii)             Any entity in which all of the equity owners are accredited investors. __________

II. Please indicate the form of ownership desired for the Securities:

_______ Individual (one signature required)

___X____ Joint Tenants with right of survivorship (both parties must sign)

_______ Tenants by the Entirety (both parties must sign)

_______ Tenants in Common (all parties must sign)

_______ Limited Liability Company (signature of authorized party or parties required)

III. ______Kirk Moulton and Valorrie Moulton______________________

Please PRINT here the exact name Buyer desires for registration of the Securities.

EXHIBIT B

WARRANT

EXHIBIT C

WIRE TRANSFER INSTRUCTIONS

Beneficiary Name: Greenestone Healthcare Corporation

5734 Yonge Street

Suite 300

Toronto, Ontario

M2M 4E7

416 222 5501

Beneficiary Bank: BMO Bank of Montreal

2851 John Street, Unit 300

Markham, Ontario

L3R 5R7

Swift code: BOFMCAM2

Credit Account Number : 29494791161

Pay Through: Wells Fargo Bank

375 Park Avenue

New York, NY

Swift Code: PNBPUS3NNYC

ABA# 026005092